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                                                                   EXHIBIT 99.2

                        DIRECTOR STOCK OPTION AGREEMENT


         THIS AGREEMENT is entered into by and between West Coast Bancorp ("Bancorp") and _________________________ ("Director"). The parties hereto do hereby agree as follows:

         Pursuant to Bancorp's Director Stock Option Plan as presently in effect (the "Plan"), Bancorp hereby grants to Director an irrevocable nonqualified stock option to purchase ______ shares of the common stock, no par value per share, of Bancorp ("Common Stock") at an option price of $14.25 per share, payable in cash or, if approved by Bancorp's board of directors, in Common Stock, services or other property.

         The date of grant of this option is May 12, 1995. This option shall terminate on May 12, 2005, unless sooner terminated by reason of death, disability or other termination of status as a director, as provided in the Plan.

         This option shall be exercisable, in whole or in part (but not for any fractional shares), at any time and from time to time between the date of grant and the date of termination of this option. Exercise must be by actual delivery to Bancorp of a written notice of exercise signed by Director specifying the number of shares and option price and accompanied by payment of the full amount of the option price.

         In the event of the merger or reorganization of Bancorp with or into any other corporation, or in the event of a proposed dissolution, liquidation or sale of substantially all of the assets of Bancorp (collectively, "sale transaction"), any outstanding options that are not then fully exercisable will become exercisable on the closing date of such sale transaction or any earlier date that the Plan administrator determines, and the Plan administrator, by at least 60 days' prior written notice, may terminate all outstanding options.
Any option not exercised prior to such termination date will terminate.

         All of the terms and conditions of the Plan are hereby incorporated by this reference as a part of this Director Stock Option Agreement as if said terms and conditions had been included in this instrument.

         EXECUTED this ____ day of _______________, 1995.


DIRECTOR:                                   COMPANY:

__________________________                  WEST COAST BANCORP
(Name)


__________________________                  By: ____________________________
(Signature)                                 Title: _________________________

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                         ACCEPTANCE AND ACKNOWLEDGMENT


         I, a resident of the State of __________________, accept the nonqualified stock option described above and in West Coast Bancorp's Director Stock Option Plan (the "Plan"), and acknowledge receipt of a copy each of this Agreement, the Plan and the Plan Summary. I have read and understand the Plan.

         Dated: ________________





______________________________                   ______________________________
Taxpayer I.D. Number                             (Optionee Name)



         By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.

         Dated: ________________





                                                 ______________________________
                                                 Spouse's Signature


                                                  ______________________________
                                                  Printed Name

         By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

         Dated: ________________





                                                  ______________________________
                                                  Optionee's Signature


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                NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION



To:      West Coast Bancorp ("Bancorp")

         I, a resident of the State of _______________, hereby exercise my stock option granted by Bancorp on May 12, 1995, subject to all the terms and provisions thereof and of Bancorp's Director Stock Option Plan referred to therein, and notify Bancorp of my desire to purchase _________ shares of the common stock, no par value per share, of Bancorp ("Common Stock") at the exercise price of $14.25 per share which were offered to me pursuant to said option.

         I hereby represent and warrant that (1) I have been furnished with a copy of the Plan, the Plan Summary and all information which I deem necessary to evaluate the merits and risks of the purchase of the Common Stock; and (2) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Common Stock and Bancorp.

         Dated: ________________





______________________________                   ______________________________
Taxpayer I.D. Number                             Optionee Name

                                                 Address_______________________

                                                 ______________________________

                                                 ______________________________
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                                    RECEIPT


         _________________________ hereby acknowledges receipt from
____________________ ("Optionee") in payment for __________ shares of common stock, no par value ("Common Stock"), of West Coast Bancorp, an Oregon corporation ("Bancorp"), of $ _________ in the form of:


                 [ ]      Cash

                 [ ]      Check (personal, cashier's or bank certified)

                 [ ] _______ shares of Bancorp's Common Stock, fair market value $_____ per share held by the Optionee for a period of at least six months

                 [ ]      Copy of irrevocable instructions to Broker



Date: ________________                           ______________________________

                                                 For: West Coast Bancorp